EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each of the Flora Growth Corp.’s  Registration Statements on Form S-8 (No. 333-262660 and No. 333-259198) of our report dated May 9, 2022, relating to the consolidated financial statements of Flora Growth Corp., which appears in this Form 20-F.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 9, 2022